                                                                      EXHIBIT 21

                    SCHEDULE OF SUBSIDIARIES OF REGISTRANT

  Name of                                        State of        Percentage of
Organization                                  Incorporation     Voting Interest
------------                                  --------------    ---------------
AAA WIRE PRODUCTS, INC.                       Texas                   100%

BERKSHIRE FURNITURE CO., INC.                 Delaware                100%

BOIS AISE DE ROBERVAL INC.                    Canada                  100%

BOIS J.L.P. INC.                              Canada                  100%

COLLIER-KEYWORTH, INC.                        North Carolina          100%

CREST-FOAM CORP.                              New Jersey              100%

CREST-HOOD FOAM COMPANY, INC.                 Delaware                100%

DRESHER, INC.                                 Delaware                100%

GRIBETZ INTERNATIONAL, INC.                   Delaware                100%

GRIBETZ THREADS, INC.                         Florida                 100%

HANES COMPANIES FOUNDATION                    North Carolina          100%

HANES COMPANIES, INC.                         North Carolina          100%

HANES CONVERTING COMPANY
  OF NEW YORK, INC.                           North Carolina          100%

L&P ACQUISITION COMPANY - 7                   Delaware                100%

L&P ACQUISITION COMPANY - 8                   Delaware                100%

L&P ACQUISITION COMPANY - 10                  Delaware                100%

L&P ACQUISITION COMPANY - 12                  Delaware                100%

L&P ACQUISITION COMPANY - 14                  Delaware                100%

L&P ACQUISITION COMPANY - 15                  Delaware                100%

L&P AUTOMOTIVE EUROPE GMBH                    Germany                 100%

  Name of                                        State of        Percentage of
Organization                                  Incorporation     Voting Interest
------------                                  --------------    ---------------
L&P INTERNATIONAL HOLDINGS
  COMPANY                                     Delaware                100%

L AND P MEXICO, S.A. DE C.V.                  Mexico                  100%

L&P NETHERLANDS HOLDINGS B.V.                 The Netherlands         100%

L&P PROPERTY MANAGEMENT
  COMPANY                                     Illinois                100%

L&P TRANSPORTATION CO.                        Delaware                100%

L&P WESTERN SPRING CO.                        Delaware                100%

LEGGETT & PLATT CANADA LTD.                   Canada                  100%

LEGGETT & PLATT FOREIGN SALES
  CORPORATION                                 West Indies             100%

LEGGETT AND PLATT INTERNATIONAL
  CORPORATION                                 Missouri                100%

LEGGETT & PLATT INTERNATIONAL
  DEVELOPMENT CO.                             Delaware                100%

LEGGETT & PLATT INTERNATIONAL
  SERVICE CORPORATION                         Delaware                100%

LEGGETT & PLATT U.K. LIMITED                  United Kingdom          100%

LEGGETT WIRE COMPANY                          Delaware                100%

MG LOAN COMPANY                               Delaware                100%

MASTERBLEND, INC.                             Mississippi             100%

MULTILASTIC LIMITED                           United Kingdom          100%

NO-SAG SPRING COMPANY, LIMITED                Canada                  100%

NORTHFIELD METAL PRODUCTS (1994)
  LTD./PRODUITS METAUX
  NORTHFIELD (1994) LTEE                      Canada                  100%

  Name of                                        State of        Percentage of
Organization                                  Incorporation     Voting Interest
------------                                  --------------    ---------------
PULLMAFLEX A.B. (SWEDEN)                      Sweden                  100%

PULLMAFLEX BENELUX N.V.                       Belgium                 100%

PULLMAFLEX ESPANOLA                           Spain                   100%

PULLMAFLEX INTERNATIONAL B.V.
  (NETHERLANDS)                               Holland                 100%

PULLMAFLEX INTERNATIONAL
  LIMITED                                     England                 100%

PULLMAFLEX JAPAN KK                           Japan                   100%

PULLMAFLEX U.K. LIMITED                       England                 100%

SOUTHEASTERN MANUFACTURING
  CO., INC.                                   Florida                 100%

STEINER-LIFF TEXTILE PRODUCTS, CO.            Delaware                100%

STYLELANDER METAL STAMPING, INC.              Mississippi             100%

SUPER SAGLESS, INC.                           Delaware                100%

SUPLOM LTD.                                   Switzerland             100%

TI, INC.                                      Missouri                100%

TALBOT INDUSTRIES, INC.                       Missouri                100%

WBSCO, INC.                                   New Mexico              100%

WEBER PLASTICS CO. LTD.                       Canada                  100%

YOUNG SPRING & WIRE COMPANY                   Delaware                100%

YOUNGFLEX A.G.                                Switzerland             100%